SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING:  12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 9

72DD   1 Total income dividends for which record date passed during the period
         Class A                                          $ 5,940
       2 Dividends for a second class of open end company shares
         Class B                                            $ 859
         Class C                                            $ 436
         Class R                                              $ 8
         Institutional Class                              $ 1,600


73A.   1 Dividends from net invesment income
         Class A                          $                0.3139
       2 Dividends for a second class of open end company shares
         Class B                          $                0.1735
         Class C                          $                0.1735
         Class R                          $                0.2671
         Institutional Class              $                0.3851



74U.   1 Number of shares outstanding (000's omitted)
         Class A                                           21,423
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                            5,577
         Class C                                            2,887
         Class R                                               33
         Institutional Class                                5,340

74V.   1  Net asset value per share (to nearest cent)
         Class A                                           $14.81
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                           $14.04
         Class C                                           $14.02
         Class R                                           $14.81
         Institutional Class                               $14.94